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                                                                   Exhibit 10.30

                       AMENDMENT NO. 3 TO RIGHTS AGREEMENT

         THIS AMENDMENT (this "Amendment") effective as of the 18th day of October, 2000, amends and modifies, at the Company's direction, a certain Rights Agreement dated as of December 31, 1996, as previously amended (the "Rights Agreement") between Quest Diagnostics Incorporated (the "Company") and Harris Trust and Savings Bank, as Rights Agent. All terms defined in the Rights Agreement shall have the same meanings in this Amendment unless otherwise defined.

         WHEREAS, Quest Diagnostics Incorporated (the "Corporation") has previously appointed Harris Trust and Savings Bank or an affiliate thereof ("Harris") as Rights Agent under the Rights Agreement; and

         WHEREAS, Section 21 of the Rights Agreement headed "Change of Rights Agent" provides for the appointment of a successor Rights Agent, and sets forth specified requirements for any such successor Rights Agent; and

         Whereas, Harris wishes to terminate its appointment, as of the Effective Date stated below, as Rights Agent in light of the transfer of certain of its operations to Computershare Investor Services, L.L.C., a Delaware limited liability company, together with its affiliates, ("Computershare"); and

         WHEREAS, the Corporation wishes to appoint Computershare as successor Rights Agent and Computershare consents to such appointment; and

         WHEREAS, effective December 8, 1999, the Rights Agreement was amended to increase the exercise price of a Right under Section 7(b) of the Right Agreement from $35 to $125; and

         WHEREAS, on October 18, 2000, the Board of Directors of the Company adopted a resolution approving the amendment of the Rights Agreement to increase the exercise price of a Right under Section 7(b) of the Rights Agreement to from $125 to $500;

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

          1. All terms not defined herein have the meanings set forth in the Rights Agreement.

          2. The fifth sentence of Section 21 of the Rights Agreement beginning with "Any successor Rights Agent" and ending with "surplus of at least $50 million," shall be deleted and replaced with the following:

                    Any successor Rights Agent, whether appointed by the Company or by such a court, shall be: (a) a corporation or trust company (or similar form of entity under

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                    the laws of any state of the United States or a foreign
                    jurisdiction) authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust, fiduciary or stockholder services powers and is subject to supervision or examination by a federal or state authority and which has, at the time of its appointment as Rights Agent, a combined capital and surplus of at least $10,000,000; or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence.

          3. Computershare Investor Services LLC ("Computershare") is hereby appointed as Successor Rights Agent under the above Rights Agreement, succeeding Harris, effective as of the date of this Amendment ("Effective Date"), to act in accordance with and pursuant to the terms and conditions of the Rights Agreement.

          4. Computershare's execution of this Agreement shall constitute the acceptance by the Computershare of the agency herein conferred, and shall evidence its agreement to carry out and perform its duties under the Rights Agreement in accordance with the provisions thereof, as previously and hereby amended.

          5. Computershare and its affiliates will be entitled to rely and act upon any written orders or directions regarding the issuance and delivery of certificates for the above described shares signed by the Secretary or any Assistant Secretary of the Corporation AND by one of the following officers:

                           Chief Executive Officer
                           President
                           Chief Operating Officer
                           Chief Financial Officer
                           Treasurer
                           Corporate Controller
                           General Counsel

               or any list, instrument, order, paper, stock certificate, signature or guarantee believed by Computershare and its affiliates in good faith to be genuine and to have been signed, countersigned or executed by any such authorized officers;

          6. The Corporation will indemnify and hold Computershare and its affiliates harmless from all liability, damages, costs, charges and expenses, including fees and expenses of counsel, which any of them may incur for any action taken or omitted to be taken in their reliance as aforesaid or otherwise for any action taken or omitted to be taken by them in good faith, with due diligence and without negligence.

          7. Section 7(b) of the Rights Agreement is hereby deleted and replaced as follows:

               (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall be Five Hundred Dollars ($500.00), and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in

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                    lawful money of the United States of America in accordance with paragraph (c) below.

          8. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          9. Except as expressly amended hereby, all the terms and conditions of the Rights Agreement, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

QUEST DIAGNOSTICS INCORPORATED              COMPUTERSHARE INVESTOR
                                            SERVICES LLC, Successor Rights Agent

By:                                         By:
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Name: LEO C. FARRENKOPF, JR.                Name:
     --------------------------------            -------------------------------
Title: VICE PRESIDENT AND SECRETARY         Title:
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HARRIS TRUST AND SAVINGS BANK
Rights Agent

By:
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Title:
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